Exhibit (a)(2)

LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 23, 2003

TO TENDER CERTAIN OPTIONS

TO PURCHASE SHARES OF COMMON STOCK

FOR REPLACEMENT OPTIONS

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M., PACIFIC TIME, ON FRIDAY, JULY 25, 2003,

UNLESS THE OFFER IS EXTENDED.

To:	Stock Administrator
Stratex Networks, Inc.
120 Rose Orchard Way
San Jose, California 95134
Telephone: (408) 943-0777
Facsimile: (408) 944-1701

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
TO A NUMBER OTHER THAN AS SET FORTH ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.

     To Stratex Networks, Inc.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 23, 2003, as amended on July 3, 2003 (the “Offer to Exchange”), my receipt of which I hereby acknowledge, and in this

Letter of Transmittal (this “Letter” which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the “Offer”), I, the undersigned, hereby tender to Stratex Networks, Inc., a Delaware corporation (the “Company”), the options to purchase shares (“Option Shares”) of common stock, par value $.001 per share, of the Company (the “Common Stock”) within one or more Tiers specified in the table below (the “Options”) in exchange for a lesser number of “Replacement Options” to purchase shares of Common Stock issued under Company’s the 1994 Stock Incentive Plan, 1996 Non-Officer Employee Stock Option Plan, 1998 Non-Officer Employee Stock Option Plan, 1999 Stock Incentive Plan and/or 2002 Stock Incentive Plan.

     In return for the Options I elect to exchange, the table below shows the number of shares of common stock subject to the Options that will be exchanged for each share of common stock subject to the Replacement Option, based on the exercise price of the Option:

Exchange Ratios based on
a Common Stock Average Market
	Exercise Price of Current	Value per Share of
Tier	Options	$3.00:

0	$6.00 or Less	N/A
1	$6.01 - $8.00	1.00 : 1.40
2	$8.01 - $15.00	1.00 : 2.00
3	$15.01 or Higher	1.00 : 2.50

     Options issued to me after December 20, 2002 (the “Six Month Prior Options”) will be replaced at a 1.00 : 1.25 exchange ratio.

     In the table below, I have selected the lowest Tier in which I intend to voluntarily exchange options by initialing ONLY ONE of the three choices in the table below. I agree that once I have selected the lowest Tier in which I will voluntarily exchange options, I will automatically be deemed to have tendered all eligible outstanding options (a) in the Tier that I have selected and (b) in all Tiers above the Tier that I have selected. In addition, I will automatically be deemed to have tendered for exchange any Six Months Prior Options, regardless of exercise price.

     Prior to selecting the lowest Tier in which you intend to voluntarily exchange options, you should reference your personal option statement at www.benefitaccess.com to determine which options will be tendered under each of the following three Tier selections.

Please Initial the
Lowest Tier in
	Exercise Price of		Which You Will
Tier	Current Options	Description of Selection	Participate (1)
1	$6.01 — $8.00	By initialing the box corresponding to Tier 1, I agree to exchange all my eligible options in Tier 1, Tier 2 and Tier 3.
2	$8.01 — $15.00	By initialing the box corresponding to Tier 2, I agree to exchange all my eligible options in Tier 2 and Tier 3. My eligible options in Tier 1 (if any) will not be exchanged
3	$15.01 or Higher	By initialing the box corresponding to Tier 3, I agree to exchange all my eligible options in Tier 3. My eligible options in Tier 1 (if any) and Tier 2 (if any) will not be exchanged

     (1)     IMPORTANT: Please select and initial the lowest Tier in which you will voluntarily exchange options. You may select only one Tier from the above table. Once you have selected the lowest Tier in which you will voluntarily exchange options, you will automatically be deemed to have tendered all eligible outstanding options (a) in the Tier you selected and (b) in all Tiers above the Tier you selected. In addition, you will automatically be deemed to have tendered for exchange any Six Months Prior Options, regardless of exercise price.

     Subject to, and effective upon, the Company’s acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. Subject to and contingent upon stockholder approval of the Offer at the 2003 Annual Meeting of stockholders on July 15, 2003, I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject,

     I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company’s acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     I acknowledge that the Replacement Options that I will receive (1) will not be granted until on or about the first business day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the Replacement Options. I also acknowledge that I must be an employee of the Company or one of its Participating Subsidiaries from the date I tender Options through the date the Replacement Options are granted and otherwise be eligible under the terms of the applicable stock incentive plan on the date the Replacement Options are granted in order to receive Replacement Options. I further acknowledge that, if I do not remain such an employee, I will not receive any Replacement Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.

     The name of the registered holder of the Options tendered hereby appears below exactly as it appears on the option agreement or agreements representing such Options. By selecting the lowest Tier in which I will voluntarily exchange options from the table above, I agree that I will automatically be deemed to have tendered all eligible outstanding Options (a) in the Tier that I have selected and (b) in all Tiers above the Tier that I have selected. I am tendering all options received under grants to me issued after December 20, 2002, regardless of the exercise price of such options. I also understand that all of such Options properly tendered prior to the “Expiration Date” (as defined in the following sentence) and not properly withdrawn will be exchanged for Replacement Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Section 2 and Schedule A of the Offer to Exchange. The term “Expiration Date” means 5:00 P.M., Pacific time, on July 25, 2003, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer, as so extended, expires.

     I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

     THIS OFFER IS SUBJECT TO AND CONTINGENT UPON OBTAINING STOCKHOLDER APPROVAL OF THE OFFER AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS ON JULY 15, 2003. IF THE STOCKHOLDERS OF THE COMPANY DO NOT APPROVE THE OFFER AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS ON JULY 15, 2003, I UNDERSTAND THAT THE OFFER WILL BE DEEMED AUTOMATICALLY WITHDRAWN. IN ADDITION, MY CONTINGENT TENDER OF ANY OPTIONS PURSUANT TO THIS LETTER WILL BE AUTOMATICALLY CANCELLED AND MY OPTOINS WILL CONTINUE TO BE SUBJECT TO THEIR ORIGINAL TERMS.

HOLDER PLEASE SIGN HERE

(See Instructions 1 and 3)

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized Signatory)

Date: , , 2003

Name:

(Please Print)

Address:

(Please include ZIP code)

Telephone No. (with area code):

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.     Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. SINCE THE LETTER OF TRANSMITTAL NEEDS TO BE DULY EXECUTED, ONLY FACSIMILE, MAIL OR HAND DELIVERY, BUT NOT ELECTRONIC MAIL, WILL BE CONSIDERED PROPER DELIVERY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXPIRATION DATE. A POSTMARK PRIOR TO THE EXPIRATION DATE WILL NOT ENSURE TIMELY DELIVERY.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative tenders or tenders that impose conditions or contingencies in addition to those already provided in this Offer. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2.          Tenders. If you intend to tender options pursuant to the Offer, you must select the lowest Tier in which you intend to participate from the table on page 1 of this Letter by initialing the box corresponding to the selected Tier. You may only tender eligible options with an exercise price of more than $6.00 per share for all or none of the shares of common stock subject to each of your eligible option agreements. If you are tendering any Option Shares, you must tender all Option Shares issued to you since December 20, 2002, regardless of the exercise price of such Option Shares. Once you have selected the lowest Tier in which you will voluntarily exchange options, you will automatically be deemed to have tendered all eligible outstanding options (a) in the Tier you selected and (b) in all Tiers above the Tier you selected. In addition, you will automatically be deemed to have tendered for exchange any Six Months Prior Options, regardless of exercise price.

     3.     Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     4.     Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Stratex Networks, Inc., Attn: Stock Administrator, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company’s expense.

     5.     Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.

     Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE. PLEASE NOTE THAT THESE INSTRUCTIONS NEED NOT BE SUBMITTED TO THE COMPANY.

     6.     Important Tax Information. You should refer to Sections 13 through 17 of the Offer to Exchange, which contains important tax information.